Exhibit 99.1

BIO-key® Reports Fourth Quarter and Full Year 2009 Financial Results

WALL, N.J., March 25 /PRNewswire-FirstCall/ BIO-key International, Inc. (OTC Bulletin Board: BKYI), a leader in biometric identification solutions, today reported selected financial results for the fourth quarter and full year ended December 31, 2009. These results reflect the sale of its Law Enforcement Division, which was completed on December 8, 2009.  For clarity and consistency, the data presented in this press release includes the results of the Company’s fingerprint-based Biometrics Division for the fourth quarter and the full year, with the Law Enforcement Division presented as discontinued operations.

Fourth Quarter Revenue and Income

Revenues from operations for the quarter ended December 31, 2009 was $1,014,052, a revenue increase of 93% from that reported in the third quarter of 2009.

Gross margin was 90% for the fourth quarter of 2009, compared to 63% for the third quarter of 2009.

The continuing operations loss in the quarter ended December 31, 2009 was reduced to a net loss of ($188,496) compared to a loss of ($794,172) for the quarter ended September 30, 2009.

Net income for the quarter ended December 31, 2009 was $4.4 million, including a $4.5 million gain from the sale of the Law Enforcement Division and income of $105,735 from discontinued operations.

Full Year 2009 Revenue and Income

Revenues from operations for the year ended December 31, 2009 was $2.4 million, a revenue decrease of 30% from the year ended December 31, 2008.  The 2008 results reflected revenues from a large project for the FBI. Excluding that transaction, revenues grew year over year by 71%.

Gross margin was 79% for 2009, compared to 90% for 2008. Adjusting for the large project for the FBI, gross margin improved from approximately 76% in 2008.

The continuing operations loss in 2009 was ($2.5 million) compared to a loss of ($1.7 million) in 2008.

Net income for the full year ended December 31, 2009 was $4.7 million compared to net income of $0.1 million for 2008. The significant increase in year over year net income is attributable to the gain from the sale of the Law Enforcement Division.

2009 Balance Sheet

Profitable combined continuing and discontinued operations and the gain on the sale of the Law Enforcement Division provided the company with sufficient cash flow to retire $7.5 million of its outstanding preferred stock.

The company ended 2009 with substantial liquidity of approximately $800,000 in cash and about $850,000 in receivables. Further, the company’s remaining outstanding preferred stock is approximately $1 million less than the notes receivable owed to the company.

For the first time since the early years of the company’s inception, the company achieved a positive stockholders equity.

Management Discussion

Commenting on the fourth quarter and full year, Mike DePasquale, BIO-key CEO said, “We are thrilled that we were able to complete and profitably close the sale of our Law Enforcement business enabling us to dramatically improve and strengthen our Balance Sheet; and providing us with the resources to focus on our high-margin, high-growth leadership biometrics business.”

“I am particularly pleased with the strong revenue results of our fourth quarter biometrics business which nearly doubled in the fourth quarter from the preceding quarter. With 90% gross margins and continued cost discipline, we have calculated a break even profitability model of about $1 million dollars a quarter. This will give us the opportunity to grow profits as our revenue increases.“

2009 Highlights include:

•                  BIO-key selected as part of the Next Generation FBI AFIS System with the fusion of BIO-key and MorphoTrak biometric algorithms. This fusion was a key component to delivering the speed, accuracy and reliability of the solution chosen.

•                  \Retained Thomas Bush III, former senior FBI official as a strategic advisor and consultant. Tom brings 30 years of experience with the FBI, including large-scale biometrics systems expertise.

•                  Awarded biometric contract with Federal Probation and Pretrial Services Office of US Courts as part of project to deploy fingerprint biometric enabled identity management kiosks nationwide.

•                  Granted US patent for ‘Trusted Biometric Device’. This security solution patent digitally secures private data in transit from capture point and protects privacy of users.

•                  Announced with our partner, Healthcare-ID, the integration of our biometric software intoHealthcare-ID’s Donor-ID WebTM application, used by blood collection centers nationwide.

•                  Minnesota Counties deployed a new criminal charging system with BIO-key® fingerprint biometrics. This paperless eCharging solution saves time and increases efficiency.

•                  Broadening of our software platform support to include Microsoft® Windows Terminal Services, Citrix® Clients and Wyse CE terminals.

•                  Selected by SC Magazine as the 2009 Industry Innovator in Biometrics.

•                  January 8th edition of This Week in Consumer Electronics (TWICE) profiled AT&T’s nationwide deployment of tablet PCs, secured with BIO-key fingerprint biometric software to identify in-store customer representatives.

•                  Completion of the sale of our Law Enforcement Division to InterAct Public Safety Systems for $11 Million giving the company positive equity and liquidity to sustain and invest in biometric technology .

DePasquale concluded, “Throughout our history, dating back to the founding of SAC technology in 1993 and the formation of BIO-key International in 2002 and up to the latter part of this decade, we have never been more optimistic about the future of the biometric industry and, in particular, the opportunity for BIO-key to prosper.”

Conference Call Details

BIO-key has scheduled a call for Thursday, March 25th at 10:00 a.m. Eastern Time to discuss 2009 financial results. Dialing 800-860-2442 and asking for the BIO-key call at least 10 minutes prior to the start time. The conference call will also be broadcast live over the Internet by logging onto www.bio-key.com. A streaming audio replay of the webcast will be available shortly after the call on the Company’s website (www.bio-key.com) for a period of thirty days.

About BIO-key

BIO-key International, Inc., headquartered in Wall, New Jersey, develops and delivers advanced identification solutions and information services to law enforcement departments, public safety agencies, government and private sector customers.  BIO-key’s mobile wireless technology provides first responders with critical, reliable, real-time data and images from local, state and national databases.  BIO-key’s high performance, scalable, cost-effective and easy-to-deploy biometric finger identification technology accurately identifies and authenticates users of wireless and enterprise data to improve security, convenience and privacy and to reduce identity theft.  Over 1,000 police departments in North America use BIO-key solutions, making BIO-key the leading supplier of mobile and wireless solutions for law enforcement.  (http://www.bio-key.com)

BIO-key Safe Harbor Statement

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”).  The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-

harbor” provisions of the Act.  These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements.  These risks and uncertainties include, without limitation, our history of losses and limited revenue, our ability to develop new products and evolve existing ones, the impact on our business of the recent financial crisis in the global capital markets and negative global economic trends, and our ability to attract and retain key personnel.  For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, Inc., see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its other filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

© Copyright 2010 by BIO-key International, Inc.